Exhibit 23.1

AUDIT ALLIANCE LLP® A Top 18 Audit Firm 10 Anson Road, #20-16 International Plaza, Singapore 079903.

UEN: T12LL1223B GST Reg No : M90367663E

Tel: (65) 6227 5428

10 Anson Road #20-16 International Plaza Singapore 079903

Website : www.allianceaudit.com

Consent of Independent Registered Public Accounting Firm

We hereby consent to the inclusion of our report dated November 5, 2025 in the Registration Statement on Form F-1, under the Securities Act of 1933 (File No. 333-277857) with respect to the consolidated balance sheets of Suke Limited and its subsidiary (collectively referred to as the “Company”) as of December 31, 2024 and 2023, and the related consolidated statements of operations and comprehensive income, changes in shareholders’ equity and cash flows for each of the two years in the period ended December 31, 2024 and the related notes to the financial statements.

We also consent to the reference to our Firm under the caption “Experts” appearing in such Registration Statement.

/s/ Audit Alliance LLP

Singapore

December 17, 2025